                                                                   EXHIBIT 10.24

* Represents confidential information for which Ariba, Inc. is seeking confidential treatment with the Securities and Exchange Commission.

                               AMENDMENT NO. 1 TO
                            STOCK PURCHASE AGREEMENT

     THIS AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT ("Amendment") is made as of December 10, 2001, by and among Nihon Ariba K.K., a Japanese corporation (the "Company"), SOFTBANK Corp., a Japanese corporation ("SOFTBANK Parent") and SOFTBANK EC Holdings Corp., a Japanese corporation previously known as SOFTBANK E-Commerce Corp. and a direct wholly owned subsidiary of SOFTBANK Parent ("SOFTBANK" and together with SOFTBANK Parent, the "Investors").

                                 R E C I T A L S
                                 ---------------

     WHEREAS, the Company and the Investors entered into that certain Stock Purchase Agreement, dated as of October 19, 2000 (the "Stock Purchase Agreement"); and

     WHEREAS, concurrently herewith, the Investors and certain other parties are amending and/or entering into other agreements relating to the business and affairs of the Company, and the parties hereto now wish to amend the Stock Purchase Agreement as set forth in this Amendment.

     NOW, THEREFORE, in consideration of the promises and conditions contained herein, the parties hereby agree to amend the Stock Purchase Agreement as follows:

     1. Sections 7.1 and 7.2 of the Stock Purchase Agreement be, and they hereby are, deleted in their entirety.

     2. Section 8.2 of the Stock Purchase Agreement be, and it hereby is, amended and restated in its entirety to read in full as follows:

          "8.2 Termination. This Agreement may be terminated as follows:

               (a)  Upon the parties' mutual written agreement.

               (b) If any of the Company, Ariba or either Investor fails to perform, in any material respect, any of its material obligations hereunder or under any of the other Transaction Agreements, and if such default continues for a period of thirty (30) days after the date the defaulting party first receives written notice of such default from either Investor (if Ariba or the Company is the defaulting party) or Ariba or the Company (if either of the Investors is the defaulting party), then either Investor (if Ariba or the Company is the defaulting party) or the Company (if either of the Investors is the defaulting party) shall have the right to terminate this Agreement effective immediately upon written notice to the defaulting party at any time after such thirty (30)-day period.

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               (c)  Notwithstanding the foregoing, the right of the Investors to terminate this Agreement pursuant to Section 8.2(b), as a result of a default of the Company, shall exist only if [*] and only if [*] (as defined in the Shareholders Agreement) is in effect.

               (d) Any of the Company or the Investors shall have the right to terminate this Agreement, effective immediately upon written notice to the other party, in the event that the Company (where an Investor is the party giving notice) or an Investor (where the Company is the party giving notice) is dissolved, liquidated or declared bankrupt or a filing for voluntary or involuntary bankruptcy, civil rehabilitation or for the application of other similar insolvency or rehabilitation procedures is made by such party.

               (e) Notwithstanding the foregoing, Section 7.3 and Article 9 (except for Section 9.6, which shall not survive termination) shall survive a termination of the Agreement. Termination of this Agreement for any reason shall not release any party from any liability or obligation which has already accrued as of the effective date of such termination, and shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, which a party may have hereunder, at law, equity or otherwise or which may arise out of or in connection with such termination.

               (f) For purposes of this Section 8.2, the term "Transaction Agreements" shall include this Agreement, the Shareholders Agreement and the amended and restated letter agreement dated December 10, 2001 between SOFTBANK Parent and Ariba."

     3. Section 9.1 of the Stock Purchase Agreement be, and it hereby is, amended and restated in its entirety to read in full as follows:

          "9.1 Governing Law; Dispute Resolution. The validity, construction and enforceability of this Agreement and all related agreements, collectively or separately, shall be governed by and construed in accordance with the laws of the State of California. The parties shall attempt to resolve all disputes between the parties arising out of or relating to this Agreement amicably through good faith discussions upon the written request of any party. In the event that any such dispute cannot be resolved thereby within a period of sixty (60) days after such notice has been given (the last day of such sixty (60) day period being herein referred to as the "Arbitration Date"), such dispute shall be finally settled by arbitration in San Francisco, California, using the English language in accordance with the Arbitration Rules and Procedures of JAMS then in effect, by one or more commercial arbitrator(s) with substantial experience in resolving complex commercial contract disputes, who may or may not be selected from the appropriate list of JAMS arbitrators. If the parties cannot agree upon the number and identity of the arbitrators within fifteen (15) days following the Arbitration Date, then a single arbitrator shall be selected on an expedited basis in accordance with the Arbitration Rules and Procedures of JAMS, provided that any arbitrator so selected shall have substantial experience in the software industry. The arbitrator(s) shall have the authority to grant specific performance and to allocate between the parties the costs of arbitration (including service fees, arbitrator fees and all other fees related to the arbitration) in such equitable manner as the arbitrator(s) may determine. The prevailing party in the arbitration shall be entitled to receive reimbursement of its reasonable expenses (including reasonable attorneys' fees, expert witness fees and all other expenses) incurred in connection therewith. Judgment upon the award so rendered may be entered in a court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. Notwithstanding the foregoing, each party shall have the right to institute an action in a court of proper jurisdiction for preliminary injunctive relief pending a final decision by the arbitrator(s), provided that a permanent injunction and damages shall only be awarded by the arbitrator(s). For all purposes of this Section 9.1, the parties consent to exclusive jurisdiction and venue in the United States federal Courts located in the Northern District of California. For the avoidance of doubt, the validity, construction, and enforceability of this Agreement and the resolution of disputes arising out of and relating to this Agreement and any related agreements (other than an action solely between Nihon Ariba K.K. and Softbank Commerce Corporation relating solely to the Amended Master Alliance Agreement), collectively or separately, shall be governed solely by this Section 9.1, notwithstanding that (i) the Amended Master Alliance Agreement is governed by Japanese law and uses a different dispute resolution procedure or (ii) disputes arising out of or relating to this Agreement are, or are asserted to, in any way relate to or be based on similar facts as disputes arising out of or relating to the Amended Master Alliance Agreement."

     4. Section 9.2(c) of the Stock Purchase Agreement be, and it hereby is, amended and restated in its entirety to read in full as follows:

          " (b) If to SOFTBANK

                [*]

                with a copy to:

                [*]

            (c) If to the Company [*]

                with a copy to:

                [*]"


     5. Miscellaneous.

     5.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.

     5.2 Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5.3 Amendments and Waivers. Any term of this Amendment may be amended only with the written consent of the parties. Except as explicitly stated in this Amendment, all terms, conditions and provisions of the Stock Purchase Agreement remain unchanged by this Amendment and shall continue in full force and effect.

(Signatures on following page.)

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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                       COMPANY:

                                       NIHON ARIBA K.K.

                                       By:   /s/ Kuniaki Watanabe
                                           -------------------------------------
                                       Title:   President and CEO
                                              ----------------------------------



                                       INVESTORS:

                                       SOFTBANK EC HOLDINGS CORP.

                                       By:  /s/ Ken Miyauchi
                                           -------------------------------------
                                       Title:  President and CEO
                                              ----------------------------------




                                       SOFTBANK CORP.

                                       By:   /s/ Masayoshi Son
                                           -------------------------------------
                                       Title:   President and CEO
                                              ----------------------------------



                      SIGNATURE PAGE TO AMENDMENT NO.1 TO
                            STOCK PURCHASE AGREEMENT